Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements of Fortress Biotech, Inc. (“Fortress”, “FBIO” or the “Company”) are presented to illustrate the estimated effects of the acquisition of a majority equity stake in, National Holdings Corporation (“National” or “NHLD”), which closed on September 9, 2016 (the “acquisition” or the “transaction”) on the historical financial position and results of operations of the Company.

A pro forma balance sheet has not been presented since the transaction is already reflected in FBIO’s historical unaudited financial statements and accompanying notes as of September 30, 2016, included in the Company’s quarterly report on Form 10-Q, filed with the SEC on November 9, 2016.

The unaudited pro forma condensed combined statement of operations are based upon and derived from and should be read in conjunction with the historical audited financial statements for the year ended December 31, 2015 and historical unaudited financial statements for the six months ended June 30, 2016 of the Company, and the historical audited financial statements for the year ended September 30, 2015 and the historical unaudited financial statements for the six months ended June 30, 2016 of National.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and six months ended June 30, 2016 assumes that the acquisition was completed on January 1, 2015.

The Company has determined that the acquisition of a majority equity stake in National constitutes a business combination as defined by Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under ASC 805, the assets acquired and liabilities assumed are recorded at their acquisition date fair values. Any excess of the purchase price over the fair value of assets acquired and liabilities assumed is recognized as goodwill. Fair values of assets acquired and liabilities assumed are determined based on the requirements of ASC 820, Fair Value Measurements and Disclosures. The fair values of assets acquired and liabilities assumed are based on the preliminary estimates of fair values as of the acquisition date.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

As of the effective time of the acquisition, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma combined financial statements, it is assumed that all assets will be used in a manner that represents the highest and best of those assets, but it is not assumed that any market synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The fair value of identifiable assets is determined primarily using the “income method,” which starts with a forecast of all expected future cash flows. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows as well as estimated contributory asset charges; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

The unaudited pro forma condensed combined financial statements include estimated identifiable intangible assets representing customer list intangibles and a tradename. The identifiable intangible assets and the tradename will be amortized on a straight line basis over a weighted average of 5 years. These estimates will be adjusted accordingly if the final identifiable intangible asset valuation generates results, including corresponding useful lives and related amortization methods, that differ from the pro forma estimates, or if the above scope of intangible assets is modified. The final valuation is expected to be completed within 12 months from the completion of the acquisition. The Company preliminarily recognized goodwill and does not expect goodwill be deductible for tax purposes. Preliminarily, given the change in ownership and other factors, the Company has not recognized National’s deferred tax asset.

The unaudited pro forma condensed combined financial statements have been prepared by management in accordance with the Article 11 of Regulation S-X, and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition. In addition, the accompanying unaudited pro forma combined statement of operations does not include any pro forma adjustments to reflect operational efficiencies, expected cost savings or economies of scale which may be achievable or the impact of any non-recurring charges and one-time transaction related costs that result directly from the transaction. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have continuing impact on the combined results of operations.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the Company’s historical audited financial statements and accompanying notes as of and for the year ended December 31, 2015 included in the Company’s annual report on Form 10-K, filed with the Securities Exchange Commission (SEC) on February 26, 2016;

•	the Company’s historical unaudited financial statements and accompanying notes as of and for the six months ended June 30, 2016 included in the Company’s quarterly report on Form 10-Q, filed with the SEC on August 5, 2016;

•	the Company’s historical unaudited financial statements and accompanying notes as of and for the nine months ended September 30, 2016 included in the Company’s quarterly report on Form 10-Q, filed with the SEC on November 9, 2016;

•	National’s historical audited financial statements and accompanying notes as of and for the year ended September 30, 2015 included in National’s annual report on Form 10-K, filed with the Securities Exchange Commission (SEC) on December 28, 2015;

•	National’s historical unaudited financial statements and accompanying notes as of and for the periods ended March 31, 2016 and June 30, 2016 included in National’s quarterly reports on Form 10-Q, filed with the SEC on May 16, 2016 and August 15, 2016, respectively.

Description of Transaction

On April 27, 2016, the Company entered into an Agreement and Plan of Merger with National and a wholly-owned subsidiary of the Company, providing for the acquisition of National (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, the Company agreed to cause its wholly-owned subsidiary to commence a tender offer for all the issued and outstanding shares of National’s common stock, par value $0.02 per share, at a purchase price of $3.25 per share (the “Offer”). Upon expiration of the Offer on September 9, 2016 (and the subsequent settlement period), a total of approximately 7 million shares were validly tendered, representing approximately 56% of the outstanding shares of National on a fully-diluted basis. The aggregate consideration paid by Fortress in the Offer was approximately $22.9 million, without giving effect to related transaction fees and expenses. Fortress funded the payment with cash on hand. The number of shares tendered pursuant to the Offer did not satisfy the condition to complete the merger as set forth in the Merger Agreement.

The following table summarizes the preliminary fair value of assets acquired and liabilities assumed at the date of the acquisition:

($ in thousands)
Assets
Cash and cash equivalents	$27,498
Accounts receivable	4,889
Cash deposits with clearing organizations	1,030
Receivable from brokers, dealers and clearing agencies	1,607
Securities owned, at fair value	2,178
Prepaid expenses and other current assets	1,985
Property and equipment	1,132
Restricted cash	353
Intangible assets—customer list	3,000
Intangible assets—tradename	1,000
Goodwill	17,739

Total assets	62,411
Liabilities
Accrued compensation payable	$14,029
Accounts payable and accrued expenses	6,079
Deferred clearing and marketing credits	1,007
Other current liabilities	707

Total liabilities assumed	21,822
Non-controlling interests	17,717

Net assets acquired	$22,872

The estimated fair values of the assets acquired and liabilities assumed will be finalized as further information is received regarding these items and analysis of this information is completed.

National’s results of operations have been included in the consolidated financial statements prospectively from the date of acquisition. The following unaudited pro forma financial data assumes the acquisition had occurred at the beginning of January 1, 2015. Pro forma results have been prepared by adjusting its historical results to include National’s results of operations. The unaudited pro forma results presented do not necessarily reflect the results of operations that would have resulted had the acquisition been completed at the beginning of January 1, 2015, nor does it indicate the results of operations in future periods. Additionally, the unaudited pro forma results do not include the impact of possible business model changes, nor does it consider any potential impacts of current market conditions on revenues, reduction of expenses, asset dispositions, or other factors. The impact of these items could alter the following pro forma results:

FORTRESS BIOTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016

(in thousands, except per share amounts)

	A	B	Pro Forma		Pro Forma
	FBIO	NHLD	Adjustments		Combined
Revenues:
National Holding:
Commissions	$—	$48,727	$—		$48,727
Net dealer inventory gains	—	4,939	—		4,939
Investment banking	—	16,804	—		16,804
Investment advisory	—	6,677	—		6,677
Interest and dividends	—	1,496	—		1,496
Transfer fees and clearing services	—	3,140	—		3,140
Tax preparation and accounting	—	6,322	—		6,322
Other	—	269	—		269
Fortress:
Revenue	1,364	—	—		1,364
Revenue - from related party	1,526	—	—		1,526

Total revenues	2,890	88,374	—		91,264
Cost of goods sold - product revenue	324	—	—		324

Gross margin	2,566	88,374	—		90,940

Costs and Expenses:
National Holding:
Commissions, compensation and fees	—	75,550	—		75,550
Clearing fees	—	1,036	—		1,036
Communications	—	1,598	—		1,598
Occupancy	—	1,951	—		1,951
Licenses and registration	—	800	—		800
Professional fees	—	3,811	—		3,811
Interest	—	15	—		15
Depreciation and amortization	—	598	(369)	C	229
Fortress:
Research and development	14,100	—	—		14,100
Research and development - licenses acquired	2,143	—	—		2,143
Amortization expense of intangible assets	—	—	400	D	400
General and administrative	16,550	2,685	(1,000)	G	18,235

	32,793	88,044	(969)		119,868

Operating Income	(30,227)	330	969		(28,928)
Other income (expenses):
Interest and dividend income	152	—	—		152
Interest expense	(1,149)	—	—		(1,149)
Change in fair value of derivative liabilities	(89)	—	—		(89)
Change in fair value of investments	(1,719)	—	—		(1,719)
Other income (expense), net	—	—	—		—

Total other income (expense), net	(2,805)	—	—		(2,805)

Income (loss) before income taxes	(33,032)	330	969		(31,733)
Income tax expense	—	121	(121)	E	—

Net income (loss) to common stockholders	(33,032)	209	1,090		(31,733)
Less: Net (loss) income attributable to non-controlling interests	(8,349)	—	40	F	(8,309)

Net income (loss) to common stockholders	$(24,683)	$209	$1,050		$(23,424)

Net income (loss) per common share:
Basic	$(0.62)				$(0.59)

Diluted	$(0.62)				$(0.59)

Weighted average common shares outstanding:
Basic	39,763				39,763

Diluted	39,763				39,763

Notes to the Unaudited Condensed Combined Pro forma Statement of Operations

A	Derived from the unaudited statement operations of Fortress for the six months ended June 30, 2016

B	Derived from the unaudited statement operations of National for the three months ended March 31, 2016 and unaudited statement operations of National for the three months ended June 30, 2016

Credit amortization expense
C Elimination of NHLD intangible asset amortization for the six months ended June 30, 2016	$369

D Record intangible asset amortization
Debit amortization expense
The customer list and tradename intangible assets are recognized in the acquisition and are amortized over the useful life of 5 years	$400

Credit income tax expense
E Elimination of income tax expense due to write-off of NHLD’s deferred tax asset as of January 1, 2015	$(121)

Debit net income to non- controlling interest
F Record non-controlling interest based upon 56% ownership	$(40)

Credit to general and administrative expenses
G Reverse business combination transaction related costs incurred by FBIO	$1,000

FORTRESS BIOTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(YEAR ENDED SEPTEMBER 30, 2015 FOR NATIONAL)

(in thousands, except per share amounts)

	H	I	Pro Forma		Pro Forma
	FBIO	NHLD	Adjustments		Combined
Revenues:
National Holding:
Commissions	$—	$96,222	$—		$96,222
Net dealer inventory gains	—	10,512	—		10,512
Investment banking	—	21,004	(5,782)	M	15,222
Investment advisory	—	14,967	—		14,967
Interest and dividends	—	3,604	—		3,604
Transfer fees and clearing services	—	7,993	—		7,993
Tax preparation and accounting	—	8,248	—		8,248
Other	—	496	—		496
Fortress:
Revenue	273	—	—		273
Revenue - from related party	590	—	—		590

Total revenues	863	163,046	(5,782)		158,127

Costs and Expenses:
National Holding:
Commissions, compensation and fees	—	139,452	—		139,452
Clearing fees	—	2,904	—		2,904
Communications	—	4,774	—		4,774
Occupancy	—	4,051	—		4,051
Licenses and registration	—	1,725	—		1,725
Professional fees	—	4,301	—		4,301
Interest	—	13	—		13
Depreciation and amortization	—	1,127	(833)	J	294
Fortress:
Research and development	18,402	—	—		18,402
Research and development - licenses acquired	11,408	—	—		11,408
Amortization expense of intangible assets	—	—	800	K	800
General and administrative	21,584	4,221	—		25,805

	51,394	162,568	(33)		213,929

Operating Income	(50,531)	478	(5,749)		(55,802)
Other income (expenses):
Interest and dividend income	245	—	—		245
Interest expense	(1,484)	—	—		(1,484)
Change in fair value of derivative liabilities	(438)	—	—		(438)
Change in fair value of investments	(1,675)	—	—		(1,675)
Other income (expense), net	—	—	—		—

Total other income (expense), net	(3,352)	—	—		(3,352)

Income before income taxes	(53,883)	478	(5,749)		(59,154)
Income tax expense	—	193	(193)	N	—

Net income	(53,883)	285	(5,556)		(59,154)
Less: Net loss attributable to non-controlling interests	(5,455)	—	(2,445)	L	(7,900)

Net income (loss) to common stockholders	$(48,428)	$285	$(3,111)		$(51,254)

Net income (loss) per common share:
Basic	$(1.24)				$(1.31)

Diluted	$(1.24)				$(1.31)

Weighted average common shares outstanding:
Basic	39,147				39,147

Diluted	39,147				39,147

Notes to the Unaudited Condensed Combined Pro forma Statement of Operations

H Derived from the audited statement operations of Fortress for the year ended December 31, 2015

I Derived from the audited statement operations of National for the year ended September 30, 2015

Credit amortization expense
J Elimination of NHLD intangible asset amortization for the year ended September 30, 2015	$833

Debit amortization expense
K The customer list and tradename intangible assets are recognized in the acquisition and are amortized over the useful life of 5 years	$800

Credit net income to non- controlling interest
L Record non-controlling interest based upon 56% ownership	$(2,445)

Debit investment banking revenue
M Reverse NHLD investment banking revenue earned from FBIO	$(5,782)

Credit income tax expense
N Elimination of income tax expense due to write off of NHLD’s deferred tax asset January 1, 2015	$193